Exhibit 10.43

 PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

THIRD AMENDMENT TO EXCLUSIVE DISTRIBUTION AND LICENSING AGREEMENT

This Third Amendment (the “Third Amendment”) is entered into on December 26, 2017 (the “Effective Date”), by and between Resdevco Research and Development Company Ltd., reg. no. 510422223 (the “Licensor”) and Wize Pharma Ltd., reg. no. 520033259, the former name of which is Star Night Technologies Ltd. (the “Licensee”) (the Licensor and the Licensee shall be collectively referred to hereinafter as the “Parties”).

WHEREAS, the Licensor and the Licensee have entered into that certain Exclusive Distribution and Licensing Agreement dated May 1, 2015 (the “License Agreement”), setting forth the terms and conditions of the license and distributor’s rights granted by the Licensor to the Licensee solely in the territory of the United States of America; and

WHEREAS, the Licensor and the Licensee have expanded the scope of the License Agreement to additional territories by executing an two amendments to the License Agreement: (i) an amendment expanding the License Agreement to the territory of the State of Israel; and (ii) an amendment expanding the License Agreement to the territory of Ukraine (collectively the “Previous Amendments”); and

WHEREAS, the Licensee has signed a Framework Agreement with a leading Chinese pharmaceutical wholesale corporation (“Distributor”), in the territory of the People’s Republic of China (the “Prospected Chinese Sub-Distribution Agreement” and “China”, respectively); and

WHEREAS, the Licensor and the Licensee wish to apply the terms of the License Agreement to the territory of China, conditioned on the execution of Prospected Chinese Sub-Distribution Agreement, as further provided in this Third Amendment

NOW THEREFORE, the Parties hereby declare and agree as follows:

1.	Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the License Agreement.

2.	This Third Amendment is expressly conditioned on the execution of Prospected Chinese Sub-Distribution Agreement. In the event Prospected Chinese Sub-Distribution Agreement has not been duly executed by all parties thereto by June 1, 2018, this Third Amendment shall be deemed null, void and of no force.

3.	The following terms are agreed between the Parties, and shall accordingly amend the License Agreement:

a.	The term of 7 years specified in Articles 11.2 of the License Agreement shall be changed to 60 months automatically renewed for additional 12-month periods (only in regards to this Third Amendment) based on Licensee’s fulfillment of obligations set forth herein (the “Term”). The aforesaid amended shall apply to all references to the Term of the Agreement (including to “minimum duration” or such other references in the Agreement) mutatis mutandis.

b.	The Licensee’s rights and obligations under the License Agreement shall be expanded to the territory of China, so that the term “Territory” shall be amended as set forth below in Section 5(a) of this Third Amendment, and the provisions of the License Agreement shall apply to the Territory (as amended hereby, including China) mutatis mutandis.

c.	The Common Technical Document (CTD) submitted to DISTRIBUTOR is the property of the Licensor and Licensor grants Licensee the right to freely use the CTD for the purposes of executing and carrying out the Prospected Chinese Sub-Distribution Agreement.

d.	Licensee will ensure that the Prospected Chinese Sub-Distribution Agreement obligates Distributor to transfer the Chinese Market License, obtained by Distributor to the Licensor so that the Chinese Market License will become the property of the Licensor, upon termination of the Prospected Chinese Sub-Distribution Agreement.

4.	As of the Effective Date and throughout the Term the following sections of the License Agreement shall be amended as follows:

a)	Under the heading “Definitions” in the preamble of the License Agreement the definition of “Territory” shall be replaced in its entirety by the following language:

“Territory” shall mean the United States of America and the People’s Republic of China.”

b)	Throughout the entire License Agreement the term “FDA” should shall be replaced by the following language:

“FDA (US Food and Drug Administration) and/or CFDA (China Food and Drugs Administration), as applicable”

c)	At the end of Article 7.1 in the License Agreement the following language shall be added:

“Solely with respect to the territory of China (and for avoidance of any doubt - without derogating from the Licensee’s obligations to make full payments under this Article 7 with regard to the USA) the following shall apply:

1.	The royalty payment per Unit/Box and yearly minimum royalty payment obligations, as described in this Article 7, shall commence on the earlier of January 1 of the year following the year in which any type of marketing approval is obtained for the Finished Product in China (the “China Royalties Commencement Date”);

2.	“Unit/Box” shall mean a package of 30 unit-dose eye drops (namely 30 single-dose containers of eye drops, hereinafter the “Unit-Dose Eye Drops”) described in Appendix A.

3.	During the first [***] years starting from the China Royalties Commencement Date (the “Grace Period”), the Licensee shall pay the Licensor a reduced royalty payment of $[***] per each Unit/Box of the Finished Product and/or any other product making use of the Licensed Technology actually sold in China (and for which payment is actually received by Licensee) (the “Reduced Royalty Payment”). Following the Grace Period the Licensee shall pay the Licensor a regular royalty payment of $[***] per each Unit/Box of the Finished Product and/or any other product making use of the Licensed Technology actually sold in China (and for which payment is actually received by Licensee).

4.	For any sales in the Territory prior to the China Royalties Commencement Date the Licensee shall pay the Licensor a regular royalty payment of $[***] per each Unit/Box of the Finished Product,

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5.	Following the Grace Period, the Licensor shall participate in the cost of reasonable and customary financial instrument that will be purchased by the Licensee in order to protect its’ distribution activity in China from fluctuations in rates of foreign currencies (the “Insurance Cost”). The Licensor’s share in the Insurance Cost shall be to the Insurance Cost covering the fluctuation of $[***] per each Unit/Box of the Finished Product. The aforesaid Licensor’s share shall be paid by the Licensor against a proper invoice from the Licensee, and in no event shall be deemed as independent obligation of the Licensor towards the Licensee. The Licensee shall send to the Licensor documents evidencing the Insurance Cost.

6.	The minimum yearly royalty payments as described in this Section 7 with respect to sales in China only shall be as follows:

Year	Unit-Dose	Royalty in $	Reduced Royalty in $
[***] month as of the Commencement Date	[***]	[***]	[***]
[***] month as of the Commencement Date	[***]	[***]	[***]
[***] month as of the Commencement Date	[***]	[***]	[***]*
[***] month as of the Commencement Date	[***]	[***]	[***]*
[***] month as of the Commencement Date and later	[***]	[***]	[***]*

*	These numbers are relevant solely for the purpose of sub-section (7) below.

7.	In case after the Grace Period a calculation of a certain year’s royalty payment shall exceed an amount equal to [***] times the applicable minimum yearly royalty payment stated in Section (6) above (the “[***] Reduced Payment”), then for that specific year the Licensee shall pay the Licensor the Reduced Royalty Payment for any sales that exceed the [***] Reduced Payment

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8.	Without derogating from Licensee’s obligation to complete until the end of each calendar year the full payment of the minimum royalty payments as described in sub-section (6) above, the Licensee shall pay royalty payments as described in Article 7 of the License Agreement within 14 (fourteen) days following an actual payment received by the Licensee from its clients of sub-distributors (including Distributor The burden of proof with respect to any non-payment to the Licensee is expressly imposed on the Licensee

9.	The minimum duration for termination, as described and defined in Sec. 11.1 below, shall be five (5) years commencing from the Commencement Date All other provisions of Article 11 shall apply to the territory of China mutatis mutandis.

d)	At the end of Articles 7.1 the following language shall be added:

“Solely with respect to the territory of the USA:”

e)	At the beginning of Article 12.3 the following language shall be added:

“Solely with respect to the territory of the USA:”

f)	At the end of Article 15.1 the following language shall be added:

“Solely with respect to the territory of China and notwithstanding anything to the contrary in this Agreement, the Finished Product shall be marked under the trademark ’Lacrycon®’” or any other brand approved by Licensor.

5.	Sections 5 and 6 of Appendix A to the License Agreement as well as Appendices B and C in their entirety shall not apply to the territory of China.

6.	Notwithstanding anything to the contrary in the License Agreement, the rights granted to the Licensee with respect to the territory of China shall apply only to the Product Any deviation therefrom as well as any change in the line of R&D or marketing activity of the Licensee in connection with the Chinese market requires prior written consent of the Licensor. Without derogating from the generality of the foregoing and of the applying of the License Agreement on the territory of China, and for the avoidance of any doubt, the Licensee may not engage with any manufacturer other that PharmaStulln Germany without prior written consent of the Licensor.

7.	Except as explicitly provided above, this Third Amendment shall not derogate from or amend the provisions of the License Agreement or the Previous Amendments, and they shall remain in full force and effect throughout their terms.

8.	The Prospected Chinese Sub-Distribution Agreement shall include provisions according to which Distributor consents that immediately upon the occurrence of any of the events described in Article 12.1 of the License Agreement, any and all rights of the Licensee under the Prospected Chinese Sub-Distribution Agreement shall be transferred, or assigned, subject however to the Licensor’s prior written consent to the Licensor. In any case, Licensor will ensure that the manufacturing authorization license to PharmaStulln will continue.

9.	For the avoidance of doubt, the Licensor expressly disclaims any direct liability towards any third party, including Distributor, in connection with the Prospected Chinese Sub-Distribution Agreement.

10.	Except for the termination in accordance with Article 12.1 to the License Agreement, termination of the License Agreement with respect to the territory of the USA will not result in termination of the terms of License Agreement with respect to China.

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11.	Miscellaneous.

a)	The License Agreement, the Previous Amendments and this Third Amendment constitutes the entire understanding and agreement between the Parties with regard to the subject matter hereof and supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof. In the event of any inconsistency between the provisions of this Third Amendment and the provisions of the License Agreement and Previous Amendments, the provisions of this Third Amendment shall prevail.

b)	Any term of this Third Amendment may be amended and the observance of any term of this Third Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent executed by the Parties.

IN WITNESS WHEREOF, the Parties have entered into this Third Amendment as of the date written above.

Resdevco Research and Development Company Ltd.		Wize Pharma Ltd.

By:	/s/ Professor S. Dikstein	By:	/s/ Or Eisenberg
Title:	CEO	Title:	CFO and Acting CEO

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